UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 24, 2006

FORMFACTOR, INC.

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-50307 (Commission File Number)	13-3711155 (IRS Employer Identification No.)

7005 Southfront Road, Livermore, CA	94551
(Address of principal executive offices)	(Zip Code)

(925) 290-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2.):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                  Entry into a Material Definitive Agreement.

                The Compensation Committee of the Board of Directors of FormFactor, Inc. awarded bonuses to the executive officers of the company under the 2005 Key Employee Bonus Plan.  The bonus for each executive officer is based upon the results of the company’s corporate objectives for fiscal 2005 and the achievement of such officer’s personal objectives, as determined by the Compensation Committee.  The bonuses were paid on February 24, 2006 as follows:  (i) Dr. Igor Y. Khandros, Chief Executive Officer, received $283,743; (ii) Joseph R. Bronson, President and Member of the Office of the Chief Executive Officer, received $281,154; (iii) Ronald C. Foster, Chief Financial Officer, received $141,932; and (iv) Stuart L. Merkadeau, Senior Vice President, General Counsel and Secretary, received $124,992.  In addition, the Compensation Committee increased the bonus target percentages for each of Messrs. Foster and Merkadeau so that such officer is eligible to receive a bonus with a target of 80% of base salary, which increase is effective for fiscal 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2006	FORMFACTOR, INC.

	By:	/s/ STUART LOWELL MERKADEAU
Stuart Lowell Merkadeau
Senior Vice President,
General Counsel and Secretary